Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

Company Contacts:

Isaac Bresnick

President

Liquidmetal Technologies, Inc.

949-635-2123

isaac.bresnick@liquidmetal.com

Liquidmetal Enters into Supply Agreement

with Yihao Metal Technology

Lake Forest, Calif. – January 19, 2022 - Liquidmetal® Technologies, Inc. (OTCQB: LQMT), the foremost supplier of applications for zirconium-based bulk metallic glasses (BMGs), has entered into a manufacturing supply agreement with Dongguan Yihao Metal Technology Co., Ltd. (“Yihao”), the world’s largest manufacturer of BMG products.

“While Liquidmetal has already been working with Yihao as its contract manufacturer over the years, this supply agreement now solidifies our long-term relationship. I can’t emphasize enough how important it is to have the right partners in place to bring about new technology into the forefront of success, and our partnership with Yihao completes our evolution of advancing the technology and bringing Liquidmetal applications and services to the global supply chain like no other,” said Tony Chung, CEO of Liquidmetal Technologies, Inc.

“Our manufacturing capabilities coupled with Liquidmetal’s brand, knowledge and expertise in the amorphous alloy space creates a powerful, integrated vertical supply chain that can’t be matched. We are committed to the vision of bringing Liquidmetal technology to the masses and look forward to a long and prosperous business relationship,” said Peter Gao, CEO of Dongguan Yihao Metal Technology Co., Ltd.

For more information, refer to the Company’s 8-K filing with the SEC on January 19, 2022.

About Liquidmetal Technologies

Lake Forest, California-based Liquidmetal Technologies, Inc. is the leading developer of parts made with bulk amorphous alloys, also known scientifically as bulk metallic glasses or BMGs. The non-crystalline atomic structure of these materials imparts unique performance properties, including the ability to injection-mold with micron-level precision, lustrous finishes, high strength, hardness and corrosion resistance, and remarkable elasticity. Liquidmetal Technologies is the first company to develop amorphous alloy parts commercially, enabling significant improvements in products across a wide array of industries. For more information, go to www.liquidmetal.com.

About Dongguan Yihao Metal Technology

China-based Dongguan Yihao Metal Technology Co., Ltd. was founded in November 2014 and has developed BMG technology for more than a decade to provide expertise in all aspects of BMG manufacturing. The Company operates out of a 200,000 square foot facility in the province of Guangdong and maintains more than 90 BMG manufacturing machines to service its customers. For more information, go to www.yihaometal.com.

Forward-Looking Statement

This press release contains "forward-looking statements," including but not limited to statements regarding the advantages of Liquidmetal's amorphous alloy technology, scheduled manufacturing of customer parts and other statements associated with Liquidmetal's technology and operations. These statements are based on current expectations of future events. If underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results could vary materially from Liquidmetal's expectations and projections. Risks and uncertainties include, among other things; customer adoption of Liquidmetal's technologies and successful integration of those technologies into customer products; potential difficulties or delays in manufacturing products incorporating Liquidmetal's technologies; Liquidmetal's ability to fund its current and anticipated operations; the ability of third party suppliers and manufacturers to meet customer product requirements; general industry conditions; general economic conditions; and governmental laws and regulations affecting Liquidmetal's operations. Additional information concerning these and other risk factors can be found in Liquidmetal's public periodic filings with the U.S. Securities and Exchange Commission, including the discussion under the heading "Risk Factors" in Liquidmetal's 2018 Annual Report on Form 10-K.